                                                                     Exhibit 23




CONSENT OF INDEPENDENT ACCOUNTANTS


Ford Motor Company
The American Road
Dearborn, Michigan



Re:      Ford Motor Company Registration Statement
         Nos. 33-56785, 33-58785, 333-02407 and 333-47735

We consent to the incorporation by reference in the above Registration Statements of our report dated May 7, 1999 to the Board of Directors of Ford Motor Company and Ford Microelectronics, Inc. with respect to the financial statements of the Ford Microelectronics, Inc. Salaried Retirement Savings Plan at December 31, 1998 and 1997, and for the year ended December 31, 1998, which is included in this Annual Report on Form 11-K.





June 25, 1999